Exhibit 99.3

LinkedIn posting announcing positive topline data from a phase 1 drug-drug interaction clinical study of cudetaxestat co-administered with approved IPF therapies

Target Posting Date: January 12, 2022

Post Text

Today we announced the successful completion of a phase 1 drug-drug interaction clinical study that evaluated co-administration of cudetaxestat with either of two approved therapies for idiopathic pulmonary fibrosis. Cudetaxestat is our investigational non-competitive autotaxin inhibitor in clinical development for IPF. Find out more by clicking on the link to our news release: LINK.

Hashtags: #lungfibrosis #fibrosis #autotaxin #clinicalresearch #IPF #clinicaldevelopment

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